                                                     Exhibit (i)

               MONTHLY CERTIFICATEHOLDERS' STATEMENT
                   DISCOVER CARD MASTER TRUST I
                  Series 1999-6 Monthly Statement

               Class A Certificate CUSIP # 25466KCN7
               Class B Certificate CUSIP # 25466KCP2

Distribution Date: August 15, 2003             Month Ending: July 31, 2003

Pursuant to the Series Supplement dated as of December 14, 1999, as amended, relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank
(formerly Greenwood Trust Company) and U.S. Bank National
Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust.
We have set forth below this information for the Distribution
Date listed above, as well as for the calendar month ended on the date listed above.

1. Payments to investors in Series 1999-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)

   Series 1999-6                       Total         Interest       Principal

  Class A             6.8500000% $0.000000000     $0.000000000      $0.000000000

  Class B             7.1000000% $0.000000000     $0.000000000      $0.000000000


2. Principal Receivables at the end of July, 2003
   (a)	Aggregate Investor Interest                            $30,652,798,000.00

        Seller Interest                                        $5,153,914,998.03

        Total Master Trust                                    $35,806,712,998.03

   (b)	Group One Investor Interest                            $30,652,798,000.00

   (c)   Series 1999-6 Investor Interest                         $789,474,000.00

   (d)  Class A Investor Interest                                $750,000,000.00

        Class B Investor Interest                                 $39,474,000.00

3. Allocation of Receivables Collected During July, 2003
                                                                       Yield
                                                                    Collections/
                                 Finance Charge      Principal       Additional
                                   Collections      Collections        Funds
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation     $433,849,913.67 $5,380,323,076.15        $0.00

Seller Allocation                  $52,677,817.04   $653,275,857.47        $0.00

(b) Group One Allocation          $433,849,913.67 $5,380,323,076.15        $0.00

(c) Series  1999-6 Allocation      $11,164,351.84   $138,452,994.73        $0.00

(d)  Class A Allocation            $10,606,304.53   $131,532,456.75        $0.00

     Class B Allocation               $558,047.31     $6,920,537.98        $0.00

                                   1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of July, 2003                  17.30%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of July, 2003                   1.40%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of July, 2003                  18.70%

4. Information Concerning the Series Principal Funding Account ("SPFA")

                Deposits into the  Deficit Amount
                  SPFA on this         on this           SPFA       Investment
                Distribution Date Distribution Date    Balance        Income
Series 1999-6               $0.00              $0.00         $0.00         $0.00


5. Information Concerning Amount of Controlled Liquidation Payments

                           Amount Paid on   Deficit Amount on   Total Payments
                                this              this           through this
                         Distribution Date  Distribution Date  Distribution Date
Series 1999-6                  $0.00              $0.00              $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                         Deposits into the SIFA       SIFA
                                        on this Distribution Date    Balance
   Series 1999-6                                   $4,514,804.50   $4,514,804.50

7. Pool Factors for July, 2003
   Class A                                                            1.00000000

   Class B                                                            1.00000000


8. Investor Charged-Off Amount
                                                            Cumulative  Investor
                                                July, 2003  Charged-Off Amount

   (a) Group One                           $223,819,088.43                 $0.00

   (b) Series 1999-6                         $5,759,584.07                 $0.00

   (c) Class A                               $5,471,692.71                 $0.00

       Class B                                 $287,891.36                 $0.00

   (d) As an annualized percentage of
       Principal Receivables at the
       beginning of July, 2003                       8.75%                   N/A

                                   2

9. Investor Losses for July, 2003

                                                          Per $1,000 of Initial
                                               Total    Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 1999-6                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

10. Reimbursement of Investor Losses for July, 2003

                                                          Per $1,000 of Initial
                                                Total   Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 1999-6                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for July, 2003

                                                         Per $1,000 of Initial
                                               Total   Series Investor Interest
   (a) Group One                               $0.00                       $0.00

   (b) Series 1999-6                           $0.00                       $0.00

   (c) Class A                                 $0.00                       $0.00

       Class B                                 $0.00                       $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                  $51,131,856.65

   (b) Series 1999-6                                               $1,315,790.00

   (c) Class A                                                     $1,250,000.00

       Class B                                                        $65,790.00

13. Class Available Subordinated Amount on this Distribution Date

                                                           As a Perecentage of
                                           Total        Class A Invested Amount
     Series 1999-6, Class B            $67,105,290.00                    8.9474%

                                   3

14. Total Available Credit Enhancement Amounts

                                                  Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date            $0.00   $31,578,960.00

  (b) Available Amount on this Distribution Date          $0.00   $31,578,960.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date               $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date                $22,460.48

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   July, 2003                                                 $36,273,293,718.59

                                       Delinquent Amount    Perecentage of Ending
    	Payment Status                  Ending Balance      Receivables Outstanding

   	30-59 Days                          $737,168,653.29           2.03%

   	60-179 Days                       $1,692,239,837.78           4.67%

                                                       (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                           3.88%
                                  (3)
   (b) Series 1999-6                                                      -0.68%

                                                (4)
17. Net Charge-Offs on this Distribution Date

   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of July, 2003                    7.92%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


______________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads. The Group Excess Spread Percentage reflects the aggregate amount of Series Excess Spread remaining after all Trust expenses for all series, including each subseries, have been paid or reimbursed, including expenses paid or reimbursed through such reallocations of Series Excess Spread. The Group Excess Spread Percentage expresses this amount as a percentage of the Aggregate Investor Interest in the Trust as of the beginning of the month.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see
Item 3(c)), and (b) the sum of (i) the monthly interest for this Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for this Series (see Item 12(b)), (iii) the Investor Charged-Off
Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date.
The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 1999-6 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES
	The undersigned, a duly authorized representative of Discover Bank (formerly
Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing
Agreement dated as of October  1, 1993, as amended (the 'Pooling & Servicing
Servicing Agreement') and the Series Supplement, dated  as of December 14, 1999
'Series Supplement') by and between Discover Bank and U.S. Bank National
Association, as Trustee, does hereby certify as follows with respect to the
Series Supplement for the Discover Card Master Trust I, Series 1999-6
Master Trust Certificates for the Distribution Date occurring on
 August 15, 2003:

1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   July, 2003 is equal to                                       $6,520,126,664.33


4. The aggregate amount of Class A Principal Collections
   processed during July, 2003 is equal to                       $131,532,456.75

5. The aggregate amount of Class A Finance Charge Collections
   processed during July, 2003 is equal to                        $10,606,304.53

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       July, 2003 is equal to                                              $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                  $0.00

7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class A Investor Interest is equal to           $0.00

8. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                            $0.00

                                   1

9. The aggregate amount of Class B Principal Collections
   processed during July, 2003 is equal to                         $6,920,537.98

10.The aggregate amount of Class B Finance Charge Collections
   processed during July, 2003 is equal to                           $558,047.31

11.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       July, 2003 is equal to                                              $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                  $0.00

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class B Investor Interest is equal to           $0.00

13.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                            $0.00




14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 2003.


 Series 1999-6                      DISCOVER BANK
                                    as Master Servicer


                                    By: /S/ Michael F. Rickert
                                    ___________________________________
                                    Vice President, Chief Accounting
                                    Officer and Treasurer

                                   2